Exhibit 10(k)
                   INCENTIVE STOCK OPTION AGREEMENT



THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option
Agreement"), made as of this 18th day of May, 1998, by and between Philip R. Jamison (the "Participant"), and Beard
Technologies, Inc. (the "Company")


                        W I T N E S S E T H:


WHEREAS, the Participant is a key management employee of the Company, its parent or any subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, its parent or any subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

1. GRANT OF ISO OPTION. The Company hereby grants to the Participant an incentive stock option (the "ISO Option") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to purchase all or any part of an aggregate of twenty-five (25) shares of its Common Stock, par value $10.00, (the "Stock") as set forth below, under and subject to the terms and conditions of this Option Agreement. The purchase price for each share to be purchased hereunder shall be ten dollars and no/100ths($10.00)(the "Option Price").

2. TIMES OF EXERCISE OF ISO OPTION. After and only after the conditions of Section 8 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his ISO Option pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or its parent or of any one or more of the subsidiaries of the Company) remains full-time and continuous at all times prior to any of the "Exercise Dates" specified hereafter, then the Participant shall be entitled, subject to the applicable provisions of this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in the foregoing Section 1 by the designated percentage set forth hereafter.

                                                Percent of ISO
Exercise Dates                                 Option Exercisable
--------------                                 ------------------

On or after, May 18, 1999                            20%
On or after, May 18, 2000                            20%
On or after, May 18, 2001                            20%
On or after, May 18, 2002                            20%
On or after, May 18, 2003                            20%

3. TERM OF ISO OPTION. ISO Options shall be granted on the following terms and conditions: ISO Options shall only be granted to key management employees, directors or key professional employees of the Company, its parent or any subsidiary of the Company. No ISO Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitations, the Committee shall have the discretion to fix the period (the "ISO Period") during which any ISO Option may be exercised. Provided, notwithstanding anything in this Option Agreement to the contrary, if the employment of the Participant is terminated for "Cause" prior to the expiration of the Option Period, to the extent any ISO Options under this Option Agreement have not been previously exercised, such ISO Options shall automatically and immediately expire as of the date of such termination of employment, regardless of the extent to which it would have been otherwise exercisable at such time. For purposes of this Option Agreement, termination of the Participant's employment by the Company for Cause shall mean termination for one of the following reasons: (i) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company; or (iii) the Participant's willful breach or habitual neglect of the duties which he is expected to perform as a key employee of the Company.

At all times during the period commencing with the date an ISO Option is granted to a Participant and ending on the earlier of the expiration of the ISO Period applicable to such ISO Option or the date which is three (3) months prior to the date the ISO Option is exercised by such Participant, such Participant must be an employee of either (i) the Company,(ii) a parent or a subsidiary corporation of the Company, or (iii) a corporation or a parent or a subsidiary corporation of such corporation issuing or assuming an ISO Option in a transaction to which Section 424(a) of the Code applies. Provided, in the case of a Participant who incurs a disability, the aforesaid three (3) month period shall mean a one (1) year period. Provided further, in the event a Participant's employment is terminated by reason of his death, his personal representative may exercise any unexercised ISO Option granted to the Participant at any time within one (1) year after the Participant's death but in any event not after the expiration of the ISO Period applicable to such ISO Option.

4. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any ISO Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the ISO Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the ISO Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the ISO Option contrary to the provisions hereof shall be null and void and without effect.

5. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company, its parent or one or more of the subsidiaries of the Company, any ISO Option granted to him shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, its parent or any of the subsidiaries of the Company, or interfere in any way with the right of the Company, its parent or any of the subsidiaries of the Company to terminate such Participant's employment at any time.

6. SPECIAL RULES WITH RESPECT TO ISO OPTIONS. With respect to ISO Options granted hereunder, the following special rules shall apply:

(a) Annual Limitation on Exercise of ISO Options.
Except as provided in Section 8 herein, with respect to ISO Options granted, in no event during any calendar year will the aggregate "fair market value" (determined as of the time the ISO Option is granted) of the Stock for which the Participant may first have the right to exercise under an ISO Option granted under all "incentive stock option" plans qualified under Section 422 of the Code which are sponsored by the Company, its parent and its subsidiary corporations exceed $100,000. For purposes of this Section 6(a), "incentive stock options," as defined under
Section 422 (and its predecessor Section 422A) of the Code, granted prior to January 1, 1987, shall be disregarded when calculating the foregoing $100,000 limitation.

(b)  Acceleration  of  Otherwise  Unexercisable ISO
Options on Retirement. Death, Disability or Other Special Circum-stances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to retirement, (ii) a Participant who terminates employment due to a disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any ISO Option on the date of the Participant's retirement, disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date.

(c)	Number of ISO Options Granted. Participants may be
granted more than one ISO Option. In making any such deter-mination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent, or a subsidiary of the Company which have supervisory authority over such Participants. Further, the granting of an ISO Option under this Option Agreement shall not affect any outstanding ISO Option previously granted to a Participant.

(c)	Assumption of Outstanding ISO Options. To the
extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume ISO Options outstanding under this Option Agreement or issue new ISO Options in place of such outstanding ISO Options. Provided, such assumption of outstanding ISO Options is to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 424(a) of the Code; provided, further, in no event will such assumption result in a modification of any ISO Option as defined in Section 424(h) of the Code.

(d)	Adjustments Under Changes in Capitalization. The
aggregate number of shares of Stock under ISO Options granted under this Option Agreement, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of the ISO Option shall be appropriately adjusted or modified by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, any such adjustment shall be made in such a manner as to not constitute a modification as defined in Section 424(h) of the Code.

7. METHOD OF EXERCISING STOCK OPTIONS.

(a)	Procedures for Exercise. The manner of exercising
the ISO Option herein granted shall be by written notice to the Secretary or Personnel Manager of the Company prior to the date the ISO Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the ISO Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised, and shall be signed by the person or persons so exercising the ISO Option.

(b)	Form of Payment. Payment for shares of Stock
purchased under this Option Agreement shall be made in full and in cash or by check, Stock of the Company or a combination thereof, at the time of exercise of the ISO Options as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of any ISO Option, then, such common stock shall be valued at "fair market value". For all purposes of effecting the exercise of an ISO Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the ISO Option. The Committee may also adopt such other procedures which it desires for the payment of the purchase price upon the exercise of an ISO Option which are not inconsistent with the applicable provisions of the Code which relate to Stock Options.

(c)	Further Information.  In the event the ISO Option
is exercised, pursuant to the foregoing provisions of this
Section 7, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the ISO Option. The notice so required shall be given by personal delivery to the Secretary or the Personnel Manager of the Company or by registered or certified mail, addressed to the Company at 5600 N. May Avenue, Suite 320, Oklahoma City, Oklahoma 73112, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

8. SECURITIES LAW RESTRICTIONS. ISO Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

9. SHAREHOLDER RIGHTS. The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to a ISO Option prior to the purchase of such shares of Stock by exercise of the ISO Option.

10. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S.
Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

                                  BEARD TECHNOLOGIES, INC.,
                                  an Oklahoma corporation

                                  By HERB MEE, JR.
                                     Herb Mee, Jr., Vice President

                                                    "COMPANY"

                                  PHILIP R. JAMISON
                                  Philip R. Jamison, an individual

                                                    "PARTICIPANT"